WELLSFORD REAL PROPERTIES, INC.
                         535 MADISON AVENUE, 26TH FLOOR
                               NEW YORK, NY 10022

                                                                  April 24, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of stockholders which will be held on May 28, 2002, at 9:30 a.m. at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104.

     Information  about  the  meeting  and the  various  matters  on  which  the stockholders will act is included in the Notice of Annual Meeting of stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, WE HOPE THAT YOU WILL COMPLETE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                    Sincerely,



                    /s/ Jeffrey H. Lynford
                    ----------------------
                    JEFFREY H. LYNFORD
                    CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                         WELLSFORD REAL PROPERTIES, INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 2002

                              --------------------


     The Annual Meeting of stockholders of Wellsford Real Properties, Inc. (the "Company") will be held at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104 on May 28, 2002 at 9:30 a.m. local time, for the following purposes:

     1. To elect three directors to terms expiring at the 2005 annual meeting of stockholders.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed April 24, 2002 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.


                    BY ORDER OF THE BOARD OF DIRECTORS


                    /s/ James J. Burns
                    ------------------
                    JAMES J. BURNS
                    SECRETARY

April 24, 2002
New York, New York

                         WELLSFORD REAL PROPERTIES, INC.
                         535 MADISON AVENUE, 26TH FLOOR
                               NEW YORK, NY 10022

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                                  MAY 28, 2002
                         ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Wellsford Real Properties, Inc., a Maryland corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of common stock, par value $.02 per share (the "Common Shares") and issued and outstanding shares of class A-1 common stock, par value $.02 per share (the "Class A-1 Common Shares"), to be exercised at the Annual Meeting of Stockholders to be held on May 28, 2002, at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104, at 9:30 a.m. local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and enclosed Proxy Card are being mailed to the Stockholders on or about April 24, 2002.

     At the Annual Meeting, the Stockholders will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. The election of three directors to terms expiring at the 2005 annual meeting of Stockholders.

     2. The ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

     3.   Such other business as may properly come before the Annual Meeting.

     All share and per share amounts in this filing have been adjusted for the impact of the reverse stock split, for all periods presented.

     Only the holders of record of the Common Shares and Class A-1 Common Shares at the close of business on April 24, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share and Class A-1 Common Share is entitled to one vote on all matters. As of the Record Date, an aggregate of 6,255,566 Common Shares and 169,903 Class A-1 Common Shares were outstanding.

     A majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all the votes cast at the Annual Meeting is sufficient to elect a director (Proposal 1). The affirmative vote of Stockholders owning a majority of the shares voting is required to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants (Proposal 2). Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on Proposals 1 and 2 (collectively, the "Proposals").

     Each of the directors and executive officers of the Company has informed the Company that he will vote all of his respective Common Shares in favor of all of the Proposals.

     The Common Shares and Class A-1 Common Shares represented by all properly executed proxies will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed Proxy Cards will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a Proxy Card bearing a later date or (b) by electing to vote in person at the Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The directors are divided into three classes, consisting of three members whose terms expire at the Annual Meeting, three members whose terms expire at the 2003 annual meeting of Stockholders and two members whose terms expire at the 2004 annual meeting of Stockholders. At the Annual Meeting, three directors will be elected to hold office until the 2005 annual meeting of Stockholders and until their successors are elected and qualify. Jeffrey H. Lynford, Douglas Crocker II and Mark S. Germain, each of whom are presently directors of the Company, are nominees for election as directors for such term. The terms of Martin Bernstein, Richard S. Frary and Meyer S. Frucher expire in 2003 and the terms of Edward Lowenthal and Rodney F. Du Bois expire in 2004.

     For information regarding the beneficial ownership of Common Shares and Class A-1 Common Shares by the current directors of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES LISTED BELOW. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a director if elected.

NOMINEES FOR ELECTION AS DIRECTORS

     The following individuals have been nominated by the Board for election as directors at the Annual Meeting based upon the review and recommendation of the Nominating Committee:

     JEFFREY H. LYNFORD, age 54, has been the Chairman of the Board and a director of the Company since its formation in January 1997. Mr. Lynford was also elected to the offices of President and Chief Executive Officer effective April 1, 2002. Mr. Lynford also served as Chief Financial Officer ("CFO") of the Company from June 2000 until December 2000 and was the Company's Secretary from January 1997 to March 2002. Mr. Lynford served as the Chairman of the Board and Secretary of Wellsford Residential Property Trust (the "Trust") from its formation in July 1992 until consummation of its merger with Equity Residential Property Trust ("EQR"), a real estate investment trust ("REIT") that owns and operates residential properties (the "Merger") in May 1997. Mr. Lynford was the CFO of the Trust from July 1992 until December 1994. Mr. Lynford currently serves as a trustee of Polytechnic University, Caramoor Center for Music and the Arts and is a trustee emeritus of the National Trust for Historic Preservation. Mr. Lynford also serves as a trustee of EQR and is a member of the New York bar.

     DOUGLAS CROCKER II, age 61, has been a director of the Company since May 1997. Mr. Crocker has been Chief Executive Officer and a trustee of EQR, the general partner of ERP Operating Limited Partnership, since March 1993. Mr. Crocker was also the President of EQR from March 1993 to March 2002. He is a director of Ventas, Inc., a real estate company focusing on the ownership and acquisition of health care properties and was a director of Horizon Group Incorporated, an owner, developer and operator of outlet retail properties from July 1996 to June 1998. Mr. Crocker has been President and Chief Executive Officer of First Capital Financial Corporation, a sponsor of public limited real estate partnerships ("First Capital"), since December 1992 and a director of First Capital since January 1993. He was an executive vice president of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations ("EGI"), providing strategic direction and services for EGI's real estate and corporate activities from November 1992 until March 1997.

     MARK S. GERMAIN, age 51, has been a director of the Company since May 1997. Mr. Germain served as a trustee of the Trust from November 1992 until consummation of the Merger in May 1997. For the past five years he has been employed by Olmsted Group L.L.C., which is a consultant to biotechnology and other high technology companies. Mr. Germain also serves as a board member of several privately-held biotechnology companies. He is also a member of the New York bar.

                              --------------------

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR
                                    DIRECTOR.

                              --------------------

OTHER DIRECTORS

     Information concerning the other directors whose terms of office continue after the Annual Meeting is set forth below:

     MARTIN BERNSTEIN, age 64, has been a director of the Company since June 2000. Mr. Bernstein is also President of MFP Investors, L.L.C., an investment company, since November 1998 and has been a private investor since 1988. Mr. Bernstein is also a director of Astro Communications, a specialty lighting company, and a trustee of MBOP Liquidation Trust, which has operated as a real estate mortgage company.

     RODNEY F. DU BOIS, age 66, has been a director of the Company since May 1997. Mr. Du Bois served as Vice Chairman of the Company from May 1999 through December 31, 2001 and as CFO from June 1999 until June 2000. Mr. Du Bois served as a trustee of the Trust from November 1992 until consummation of the Merger in May 1997. Mr. Du Bois also is President and co-owner of Goshawk Corporation. Goshawk Corporation is the managing member of Goshawk Capital Partners, L.L.C., a private investment company. Mr. Du Bois was a founder of Mountain Cable Company, a cable TV multiple system operator, and its Chairman from 1985 until the company's sale in 1988. Previously, Mr. Du Bois served as Executive Vice President and a director of C. Brewer and Co., Chairman of Alexander and Baldwin Agribusiness, Inc., a managing director of Warburg, Paribas, Becker, Inc. and a Professor of Real Estate at the Amos Tuck School of Business Administration at Dartmouth College.

     RICHARD S. FRARY, age 54, has been a director of the Company since December 1998. Mr. Frary is one of the founding partners of Tallwood Associates, Inc. ("Tallwood"), a private investment firm. Prior to starting Tallwood, Mr. Frary was, for 11 years, a Managing Director at Drexel Burnham Lambert Inc. where he was head of the Corporate Finance Department's real estate group and a member of the department's Executive Committee. Mr. Frary has also had experience with a big eight accounting firm, a national homebuilder and served as chief financial officer of a New York Stock Exchange ("NYSE") listed REIT. A graduate of The Johns Hopkins University, Mr. Frary holds an MBA from Harvard Business School and is a Certified Public Accountant. Mr. Frary is a director of CGA Group, Ltd., The Johns Hopkins University, Nexis Resources, Inc. and a co-founder of Brookwood Financial Co., Inc., European Property Partners and Ansonia Apartments.

     MEYER "SANDY" FRUCHER, age 55, has been a director of the Company since June 2000. Mr. Frucher has also served as Chairman and Chief Executive Officer of the Philadelphia Stock Exchange since June 1998 after serving on its Board of Governors since September 1997. From 1988 to 1997, Mr. Frucher was Executive Vice President-Development of Olympia & York Companies (U.S.A.) and coordinated and oversaw all of Olympia & York's development projects in the United States. From 1988 to 1999 Mr. Frucher was Trustee and then Chairman of the New York City School Construction Authority. From 1984 to 1988 he was President and Chief Executive Officer of Battery Park City Authority.

     EDWARD LOWENTHAL, age 57, has been a director of the Company since its formation in January 1997. Mr. Lowenthal served as the President and Chief Executive Officer from the Company's formation in January 1997 until his retirement on March 31, 2002. Mr. Lowenthal served as the President and Chief Executive Officer and as a trustee of the Trust from its formation in July 1992 until consummation of the Merger. Mr. Lowenthal currently serves as a director of Reis, Inc. ("Reis") and Omega Healthcare, Inc., a healthcare REIT and as a trustee of EQR.

EXECUTIVE OFFICERS

     Each Executive Officer of the Company holds office at the pleasure of the Board. The Executive Officers of the Company are as set forth below:

     JEFFREY H. LYNFORD, Chairman of the Board, President and Chief Executive Officer. Biographical information regarding Mr. Lynford is set forth above under "Other Directors".

     JAMES J. BURNS, age 62, has been CFO of the Company since December 2000 and a Senior Vice President of the Company since October 1999. He was appointed Secretary of the Company in April 2002. Mr. Burns served as Chief Accounting Officer of the Company from October 1999 until December 2000. Mr. Burns was previously a Senior Audit Partner with Ernst & Young's E&Y Kenneth Leventhal Real Estate Group where he was employed for 25 years, including 23 years as a partner. Mr. Burns is a director of One Liberty Properties, Inc., and of Cedar Income Fund, Ltd.; both of which are REITs. Mr. Burns is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

     DAVID M. STRONG, age 44, has been Vice President - Development of the Company since its formation in January 1997. Mr. Strong served as a Vice President of the Trust from July 1995 until consummation of the Merger in May 1997. From July 1994 until July 1995 he was Acquisitions and Development Associate of the Trust. From 1991 to 1994, Mr. Strong was President and owner of LPI Management, Inc., a commercial real estate company providing management and consulting services. From 1984 to 1991, he was a senior executive with the London Pacific Investment Group, a real estate development, investment and management firm active in Southern California and Western Canada. From 1979 to 1984, Mr. Strong was a manager with Arthur Young and Company, a public accounting firm. Mr. Strong is a member of the Canadian Institute of Chartered Accountants.

     MARK P. CANTALUPPI, age 31, has been Vice President, Chief Accounting Officer and Director of Investor Relations since December 2000. He joined the Company in November 1999 as a Vice President, Controller and Director of Investor Relations. From January 1998 to November 1999 he was the Assistant Controller of Vornado Realty Trust, a diversified REIT which primarily owns and operates office buildings, retail centers and cold storage facilities. Mr. Cantaluppi worked for Ernst & Young, a Big Five accounting firm, from 1993 to 1998 where he attained the level of manager. Mr. Cantaluppi is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

OTHER KEY EMPLOYEE

     WILLIAM H. DARROW II, age 54, has been a Managing Director of the Company since August 1997. From 1993 to 1997, Mr. Darrow was a founder and partner of Mansfield Partners, Inc., a real estate investment, management, and consulting firm. From 1989 until 1993, Mr. Darrow was Senior Vice President and Manager of the US Real Estate Group of Banque Indosuez, a French merchant bank. From 1987 until 1989, he was President of CRI Institutional Real Estate. From 1984 to 1987, Mr. Darrow was a managing director in the corporate finance group of Prudential-Bache Securities. From 1983 to 1984, he was President of Dade Savings and Loan Association. Prior to joining Dade Savings, Mr. Darrow was a Senior Vice President with Chemical Bank, which he joined in 1969.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Common Shares and Class A-1 Common Shares (collectively, the "Shares") by each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares, by each director of the Company, by each Executive Officer of the Company named in the Summary Compensation Table below, and by all directors and Executive Officers of the Company as a group as of December 31, 2001. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.



                                                                     AMOUNT AND NATURE OF
               NAME AND ADDRESS OF BENEFICIAL OWNER (1)              BENEFICIAL OWNERSHIP   PERCENTAGE OF CLASS (2)
               ----------------------------------------              --------------------   -----------------------
Jeffrey H. Lynford (3)..............................................      485,468                    6.43%
Edward Lowenthal (4)................................................      419,956                    5.57%
Rodney F. Du Bois (5)...............................................      102,262                    1.36%
   32 Rip Road
   Hanover, New Hampshire 03755
James J. Burns (6)..................................................       40,936                        *
David M. Strong (7).................................................       93,005                    1.23%
Mark P. Cantaluppi (8)..............................................       13,478                        *
Mark S. Germain (9).................................................       71,836                        *
   6 Olmsted Road
   Scarsdale, New York 10583
Douglas Crocker II (10).............................................       26,841                        *
   c/o Equity Residential Properties Trust
   Two North Riverside Plaza
   Chicago, Illinois 60606
Richard S. Frary (11)...............................................       23,002                        *
   c/o Tallwood Associates, Inc.
   1350 Avenue of the Americas, Suite 1910
   New York, New York 10019
Martin Bernstein (12)...............................................        9,801                        *
   c/o MFP Investors, LLC
   51 John F. Kennedy Parkway
   Short Hills, New Jersey 07078
Meyer S. Frucher (13)...............................................        6,202                        *
   324 West 101 Street, #2
   New York, New York 10025
All directors and Executive Officers as a group (11 persons) (14)...    1,292,787                   17.13%
Morgan Stanley Investment Management Inc............................    1,402,152                   18.58%
   1221 Avenue of the Americas
   New York, New York 10036
EQSF Advisors and M.J. Whitman Advisors.............................      504,700                    6.69%
   767 Third Avenue
   New York, New York  10017
Kensington Investment Group, Inc....................................      438,692                    5.81%
   4 Orinda Way, Suite 220D
   Orinda, California  94563
Caroline Hunt Trust Estate..........................................      405,500                    5.37%
   500 Crescent Court, Suite 300
   Dallas, Texas  75201

----------

*    Less than 1.0%

(1) Unless otherwise indicated, the address of each person is c/o Wellsford Real Properties, Inc., 535 Madison Avenue, New York, New York 10022.
(2) Assumes the conversion or exercise of the following items at April 24, 2002: (i) 169,903 Class A-1 Common Shares issued to ERP Operating Limited Partnership, an Illinois limited partnership, into 169,903 Common Shares and (ii) options to acquire 1,119,624 Common Shares (1,028,899 of which are exercisable on or before June 22, 2002).

                                       5

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

(3) Includes 279,102 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 22, 2002. Options to purchase 226,352 of these shares represent replacement options for Trust share options. Also includes 163,787 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Lynford will not have voting power until the Common Shares vest and are distributed from the deferred compensation account. Also includes 21,941 Common Shares held by the Lynford Family Charitable Trust; Mr. Lynford disclaims beneficial ownership of such shares. Also includes 3,554 Common Shares held by Mr. Lynford's Keogh account and 310 Common Shares held in his 401(K) account.
(4) Includes 284,551 Common Shares issuable upon the exercise of options (249,551 of which are exercisable on or before June 22, 2002). Options to purchase 113,176 of these shares represent replacement options for Trust share options. Also includes 92,700 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Lowenthal will not have voting power until the Common Shares vest and are distributed from the deferred compensation account. Also includes 145 Common Shares held by Mr. Lowenthal's wife; Mr. Lowenthal disclaims beneficial ownership of such shares. Also includes 1,000 Common Shares held by Mr. Lowenthal's Keogh account and 2,560 Common Shares held in his 401(K) account.
(5) Includes 90,125 Common Shares issuable upon the exercise of options (82,625 of which are exercisable on or before June 22, 2002). Also includes 750 Common Shares held by Goshawk Capital Partners LLC, over which Mr. Du Bois exercises voting and investment power.
(6) Includes 25,000 Common Shares issuable upon the exercise of options (10,000 of which are exercisable on or before June 22, 2002). Also includes 15,936 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Burns will not have voting power until the Common Shares vest and are distributed from the deferred compensation account.
(7) Includes 75,562 Common Shares issuable upon the exercise of options (69,062 of which are exercisable on or before June 22, 2002). Options to purchase 20,312 of these shares represent replacement options for Trust share options. Also includes 14,786 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Strong will not have voting power until the Common Shares vest and are distributed from the deferred compensation account.
(8) Includes 5,000 Common Shares issuable upon the exercise of options (2,000 of which are exercisable on or before June 22, 2002). Also includes 8,478 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Cantaluppi will not have voting power until the Common Shares vest and are distributed from the deferred compensation account.
(9) Includes 53,132 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 22, 2002. Options to purchase 19,257 of these shares represent replacement options for Trust share options. Also includes 15,050 Common Shares held by Mr. Germain's wife; Mr. Germain disclaims beneficial ownership of such shares.
(10) Includes 23,187 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 22, 2002. Mr. Crocker is Chief Executive Officer and a trustee of EQR, the general partner of ERP Operating Limited Partnership, which owns 169,903 Class A-1 Common Shares. Mr. Crocker disclaims beneficial ownership of such shares. Additionally, the Company placed 1,000,000 8.25% Convertible Trust Preferred Securities with an EQR subsidiary in May of 2000 which are convertible into 1,123,696 Common Shares (see Certain Transactions). Mr. Crocker disclaims beneficial ownership of such securities.
(11) Includes 10,000 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 22, 2002. Also includes 2,500 Common Shares held by Mr. Frary's wife; Mr. Frary disclaims beneficial ownership of such shares.
(12) Includes 5,000 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 22, 2002. Also includes 2,400 Common Shares held by Mr. Bernstein's wife; Mr. Bernstein disclaims beneficial ownership of such shares.
(13) Includes 5,000 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 22, 2002.
(14) Includes the Common Shares referred to in footnotes (3) through (13) above.


EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Chief Executive Officer and each of the other Executive Officers of the Company whose cash compensation from the Company exceeded $100,000 for the year ended December 31, 2001.


                                                     ANNUAL COMPENSATION
                                           ----------------------------------------
                                                                       OTHER ANNUAL
     NAME AND PRINCIPAL                    SALARY                      COMPENSATION
        POSITION               YEAR         (A)           BONUS             (B)
        --------               ----         ---           -----        ------------
Jeffrey H. Lynford
   Chairman of the Board
   (G) ...................     2001      $  309,514      $  325,000           --
                               2000      $  300,499      $  325,000           --
                               1999      $  291,747      $  325,000           --

Edward Lowenthal
   President and Chief
   Executive Officer (H)       2001      $  309,514      $  325,000           --
                               2000      $  300,499      $  325,000           --
                               1999      $  291,747      $  325,000           --

Rodney F. Du Bois
   Vice Chairman (I) .....     2001      $  166,665      $  190,000           --
                               2000      $  150,000      $  225,000           --
                               1999      $  133,333      $  150,000           --

James J. Burns
   Senior Vice President -
   Chief Financial Officer
   (J) ...................     2001      $  210,000      $  175,000           --
                               2000      $  200,000      $  150,000           --
                               1999      $   50,000      $   50,000           --

David M. Strong
   Vice President -
   Development ...........     2001      $  180,250      $  100,000           --
                               2000      $  175,000      $  100,000           --
                               1999      $  154,500      $  100,000           --

Mark P. Cantaluppi
   Vice President - Chief
   Accounting Officer (J)      2001      $  150,000      $  100,000           --
                               2000      $  125,000      $   62,500           --
                               1999      $   15,625      $    8,200           --




                                        LONG-TERM COMPENSATION
                               ----------------------------------------
                                 LONG-TERM COMPENSATION         PAYOUTS
                               ----------------------------     -------
                               RESTRICTED      SECURITIES
                                  STOCK         UNDERLYING        LTIP          ALL OTHER
     NAME AND PRINCIPAL          AWARD(S)      OPTIONS/SARS     PAYOUTS       COMPENSATION
        POSITION                   (C)             (D)           (C)(E)            (F)
        --------                ----------     ------------     -------       ------------
Jeffrey H. Lynford
   Chairman of the Board
   (G) ...................     $1,356,000          71,087      $  581,508      $   21,968
                               $       --              --      $       --      $   21,968
                               $       --          50,000      $       --      $   21,968

Edward Lowenthal
   President and Chief
   Executive Officer (H)       $       --              --      $       --      $   23,015
                               $       --              --      $       --      $   23,015
                               $       --          50,000      $       --      $   23,015

Rodney F. Du Bois
   Vice Chairman (I) .....     $       --              --      $   50,000      $    2,500
                               $       --              --      $  100,000      $    2,500
                               $  200,000         125,000      $   50,000      $    2,500

James J. Burns
   Senior Vice President -
   Chief Financial Officer
   (J) ...................     $       --              --      $       --      $    2,500
                               $  250,000              --      $       --      $    2,500
                               $       --          25,000      $       --      $       --

David M. Strong
   Vice President -
   Development ...........     $       --              --      $       --      $    2,500
                               $   50,000              --      $       --      $    2,500
                               $   50,000          15,000      $       --      $    2,500

Mark P. Cantaluppi
   Vice President - Chief
   Accounting Officer (J)      $       --              --      $       --      $    2,500
                               $  133,000              --      $       --      $    2,500
                               $       --           5,000      $       --      $       --

----------

(A)  Amounts shown are actual payments by the Company.
(B) No named Executive Officer received perquisites or other personal benefits aggregating more than the lesser of 10% of his total annual salary and bonus or $50,000.


                                       7

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

(C) Mr. Du Bois received a grant of 10,000 restricted common shares on May 3, 1999 (the "Du Bois Restricted Share Grant"). One eighth of the Du Bois Restricted Share Grant vested each quarter from the date of the grant over a two-year period. Mr. Du Bois received the Du Bois Restricted Share Grant at a price of $20.00 per common share. Mr. Strong received a grant of 3,148 restricted common shares in December 1999 (the "Strong 1999 Restricted Share Grant"). One third of the Strong 1999 Restricted Share Grant vests on each anniversary date of the grant over a three-year period. Messrs. Burns, Cantaluppi and Strong received grants of 15,936, 8,478 and 3,187 restricted Common Shares, respectively, in December 2000 (the "2000 Restricted Share Grants"). One third of the 2000 Restricted Share Grants vest on each anniversary date of the grant over a three-year period. Mr. Lynford received a grant of 71,087 restricted common shares on December 31, 2001 pursuant to the terms of his amended employment agreement dated December 7, 2001 (the "Lynford Restricted Share Grant"). One third of the Lynford Restricted Share Grant vested on December 31, 2001, the next third vests on July 1, 2002 and the final third vests on January 1, 2003. Notwithstanding the foregoing, all restricted share grants in 1999, 2000 and 2001 except the Du Bois Restricted Share Grant of the aforementioned officers were contributed to the Company's deferred compensation plan and, therefore, the respective Executive Officers do not have voting power with respect to such Common Shares until such Common Shares vest and are distributed from the deferred compensation accounts. Based upon the closing market price on the date immediately preceding the date of grant of $15.88 per Common Share, the 1999 Strong Restricted Share Grant had an aggregate market value of $50,000. The aggregate market value of such grants, based on the closing price of the Company's Common Shares on December 31, 2001 ($19.22 per share), was $60,504. Based upon the market price on the date immediately preceding the date of grant of $15.6875 per Common Share, the 2000 Restricted Share Grants had an aggregate market value of $432,991. The aggregate market value of such grants, based on the closing price of the Company's Common Shares on December 31, 2001 ($19.22 per share) was
     $530,491. Based upon the closing market price on the date immediately preceding the date of grant of $19.075 per Common Share, the Lynford Restricted Share Grant had an aggregate market value of $1,356,000. The aggregate market value of this grant, based on the closing price of the
     Company's Common Shares on December 31, 2001 ($19.22 per share) was $1,366,292.
(D) See "Management Incentive Plans" regarding certain other options issued by the Company.
(E) "LTIP Payouts" refers to long-term incentive plan payouts. In the case of Mr. Lynford, such amount represents the release of cash from prior years compensation deferrals transferred from the Trust at the Company's inception. In the case of Mr. Du Bois, such amounts represent the release of shares from the Du Bois Restricted Share Grant.
(F) The amounts set forth include annual premiums of $20,515 and $19,468 made by the Company related to split dollar life insurance plans for the benefit of Messrs. Lowenthal and Lynford, respectively, in 2001, 2000 and 1999. The Company expects to be reimbursed for these payments from the proceeds of this insurance, if any. The amounts set forth also include contributions to the Company's defined contribution savings plan pursuant to section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). Contributions of $2,500 were made by the Company on behalf of Messrs. Lynford, Lowenthal, Du Bois and Strong for 1999. Contributions of $2,500 were made by the Company on behalf of Messrs. Lynford, Lowenthal, Du Bois, Burns, Strong and Cantaluppi for 2000 and 2001.
(G) Pursuant to Mr. Lynford's restated employment agreement, options to purchase 290,000 Common Shares were cancelled.
(H) In connection with his retirement, Mr. Lowenthal and the Company entered into an employment separation agreement pursuant to which, among other benefits, (a) the Company made a severance payment to him on March 31, 2002 of $1,650,000, (b) the Company repurchased one-half of his stock options during February 2002 (284,551 stock options) at $2.3827 per option, or an aggregate of $678,000 and (c) the Company agreed to repurchase, at Mr. Lowenthal's option, his remaining 284,551 stock options on or after January 2, 2003, for the same amount as the initial stock option repurchase.
(I) Excludes all 1999 compensation received for serving on the Company's Board prior to becoming an employee of the Company in May 1999.
(J) Compensation in 1999 reflects the period from the commencement of Mr. Burns' employment on October 1, 1999 and the commencement of Mr. Cantaluppi's employment on November 15, 1999.


     The following table sets forth certain information concerning the value of unexercised options as of December 31, 2001 held by the Executive Officers named in the Summary Compensation Table above.



               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                 NUMBER OF SECURITIES
                                UNDERLYING UNEXERCISED             VALUE OF IN-THE-MONEY
                                   OPTIONS/SARS AT                   OPTIONS/SARS AT
                                  FISCAL YEAR END (A)               FISCAL YEAR END (B)
                                  -------------------               -------------------
          NAME              EXERCISABLE     UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
          ----              -----------     -------------     -----------       -------------
Jeffrey H. Lynford......      225,600          53,442         $    71,737        $        --
Edward Lowenthal........      215,329          69,222         $    35,867        $    21,900
Rodney F. Du Bois.......       82,625           7,500         $    21,750        $    21,900
James J. Burns..........       10,000          15,000         $     8,450        $    12,675
David M. Strong.........       66,043           9,519         $    52,520        $    15,940
Mark P. Cantaluppi......        2,000           3,000         $     6,190        $     9,285

----------

(A) The right to receive reload options was given in connection with certain options. The reload options enable the Executive Officer to purchase a number of Common Shares equal to the number of Common Shares delivered by him to exercise the underlying option. The effective date of the grant of the reload options ("Effective Date") will be the date the underlying option is exercised by delivering Common Shares to the Company. The reload options have the same expiration date as the underlying options and will have an exercise price equal to the fair market value of the Common Shares on the Effective Date.
(B) The fair market value on December 31, 2001 of the Common Shares underlying the options was $19.22 per Common Share.



BOARD OF DIRECTORS' MEETINGS

     The Board held five meetings during 2001. Every director attended at least 75% of the Board meetings held in 2001. Management also confers frequently with the members of the Board on an informal basis to discuss Company affairs.

BOARD COMMITTEES

     The Board has established an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

     EXECUTIVE COMMITTEE. During 2001, the Executive Committee consisted of Messrs. Lynford, Lowenthal and Crocker. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally to exercise all other powers of the directors except for those which require action by all directors or the independent directors under the charter or bylaws of the Company or under applicable law. The Executive Committee did not have any formal meetings during 2001, however, the members meet from time to time on an informal basis.

     COMPENSATION COMMITTEE. During 2001, the Compensation Committee consisted of Messrs. Bernstein, Crocker, Frary, Frucher and Germain, none of whom are employees of the Company. The Compensation Committee reviews the Company's compensation and employee benefit plans, programs and policies, approves employment agreements and monitors the performance and compensation of the Executive Officers and other employees. The Compensation Committee held one formal meeting during 2001. Compensation Committee members met from time to time on an informal basis as well during 2001.

     AUDIT COMMITTEE. The Audit Committee acts pursuant to the Audit Committee Charter. The Audit Committee Charter was adopted by the Board on April 20, 2000 and filed as Appendix A to the Company's Proxy Statement for the 2001 Annual Meeting. During 2001, the Audit Committee consisted of Messrs. Bernstein, Frary,

Frucher and Germain, all of whom are considered independent by The American Stock Exchange standards, and made recommendations concerning the engagement of independent public accountants, reviewed with the independent public accountants the plans for and results of the audit engagement, approved the professional services provided by the independent public accountants, reviewed the independence of the independent public accountants, considered the range of audit and non-audit fees, reviewed the adequacy of the Company's internal accounting controls, reviewed related party transactions and reviewed the Company's quarterly financial statements and disclosures in the Form 10-Qs and year-end financial statements and disclosures in the Form 10-K prior to each being filed with the Securities and Exchange Commission. The Audit Committee held five meetings during 2001.

     NOMINATING COMMITTEE. The Nominating Committee, which was formed in March 2001, is to consist of those members of the Board whose terms as directors of the Company will not expire at the Annual Meeting and the majority of whom are not employees of the Company. Accordingly, the Nominating Committee for the 2002 Annual Meeting consisted of Messrs. Bernstein, Frary, Frucher and Lowenthal, none of whom are nominated for re-election as a director at the Annual Meeting and all of whom were non-employee directors except for Mr. Lowenthal. The Nominating Committee reviews and makes recommendations to the Board as to the nominees for election as directors of the Company. The Nominating Committee held one meeting during 2001.

COMPENSATION OF DIRECTORS

     The Company pays to each of its directors who are not full time employees of the Company (i) an annual fee of $16,000, payable quarterly in Common Shares, and (ii) a fee of $2,250 payable in cash for each regular quarterly Board meeting at which such director is present in person or by telephone. Each non-employee director also receives options to purchase 2,500 Common Shares annually. Members of the Audit Committee also receive annual compensation of $1,000, payable in cash, except for Mr. Germain, who receives annual compensation of $1,500, payable in cash, for his role as chairman of the Audit Committee. Directors who are full time employees of the Company are not paid any directors' fees. In addition, the Company reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company.

EMPLOYMENT AGREEMENTS

     Pursuant to an Amended and Restated Employment Agreement (the "Restated Agreement"), Mr. Lynford serves as the Chairman of the Board, and commencing April 1, 2002, serves as President and Chief Executive Officer. The Restated Agreement provides, among other things, for the maintenance of his current base salary of $318,000 per year and an annual minimum bonus of $325,000 throughout the term of the Restated Agreement which expires on December 31, 2004. In addition, Mr. Lynford will be entitled to receive a severance payment of $1,929,000 in the event (a) he terminates his employment by reason of a change in control of the Company (as defined in the Restated Agreement), (b) the Company terminates his employment other than for proper cause (as defined in the Restated Agreement) or (c) his employment is terminated by reason of his death or disability. The provisions in the prior employment agreement providing for the reimbursement to Mr. Lynford of excise and certain income taxes with respect to the severance payments have been eliminated. The Company issued an aggregate of $1,356,000 restricted shares of Common Stock (which equates to 71,087 shares at $19.075 per share) on December 31, 2001, one third of which vested December 31, 2001 and the other two-thirds which will vest on, June 30, 2002 and January 1, 2003, respectively. Mr. Lynford also agreed to the cancellation of 290,000 of the 569,102 options to acquire the Company's Common Stock held by him. The 290,000 options had a Black-Scholes valuation of approximately $1,400,000 at the date of cancellation.

     The Company had entered into an employment agreement with Mr. Lowenthal, pursuant to which he served as the Company's President and Chief Executive Officer through March 31, 2002, at which time he retired. In connection with his retirement, Mr. Lowenthal and the Company entered into an employment separation agreement ("Separation Agreement") pursuant to which, among other benefits, (a) the Company paid his existing salary and a minimum bonus of $325,000 for the year ended December 31, 2001 and his pro rata salary and bonus for the three months ended March 31, 2002; (b) the Company made a severance payment to him on March 31, 2002 of $1,650,000, (c) the Company repurchased one-half of his stock options during February 2002 (284,551 stock options) at $2.3827 per option, or an aggregate of $678,000 and (d) the Company agreed to repurchase, at Mr. Lowenthal's option, his remaining 284,551 stock options on or after January 2, 2003, for the same amount as the initial stock option repurchase. The 569,102 options had an average remaining term of six years and a Black-

Scholes valuation of approximately $3,300,000 in December 2001. For the consulting services to be performed by Mr. Lowenthal after his retirement pursuant to the Separation Agreement, he will receive payments at the rate of $100,000 per annum through December 31, 2004. In connection with these arrangements and other personnel changes, the Company recorded a non-recurring charge of approximately $3,527,000 in the fourth quarter of 2001.

     The Company has also entered into employment agreements with Messrs. Cantaluppi, Burns and Strong which will expire on June 30, 2003, December 31, 2003, and December 31, 2003, respectively.

     Each of the employment agreements is automatically extended for additional one-year periods unless either the Executive Officer or the Company gives prior notice not to extend the employment agreement.

     Pursuant to the employment agreements, each of the Executive Officers is also entitled to incentive compensation to be determined by the Compensation Committee.

     If Mr. Cantaluppi's employment is terminated following a "change in control" of the Company (as defined in his agreement) and provided he has not been offered "comparable employment" (as defined in his agreement) within 60 days after the event resulting in the change in control of the Company, Mr. Cantaluppi shall be entitled to receive a lump sum payment equal to the sum of
(i) twice the amount of his annual salary for the calendar year in which the event occurs and (ii) a pro rata portion of any minimum bonus payable to him with respect to the calendar year in which the termination occurs, in lieu of any salary, bonus or other compensation to which he would otherwise be entitled.

     If Mr. Burns' employment is terminated following a "change in control" of the Company (as defined in his agreement) and provided he has not been offered "comparable employment" (as defined in his agreement) within 60 days after the event resulting in the change in control of the Company, Mr. Burns shall be entitled to receive a lump sum payment equal to the sum of (i) twice the amount of his annual salary for the calendar year in which the event occurs and (ii) a pro rata portion of a bonus equal to 50% of his annual salary for the calendar year in which the event occurs.

     If Mr. Strong's employment agreement is terminated following a "change in control" of the Company (as defined in the agreement) by (a) the Company, other than for "Cause" (as defined in his agreement) or (b) Mr. Strong for "Good Reason" then Mr. Strong shall be entitled to receive a lump sum cash payment generally equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) twice his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated. If there is a change in control and Mr. Strong's employment is terminated, he would also be entitled to received a "Special Bonus" based upon the performance level above a defined threshold, if any, from the Company's Denver, Colorado project.

MANAGEMENT INCENTIVE PLANS

     The Company has a 1997 Management Incentive Plan and a 1998 Management Incentive Plan (collectively, the "Management Incentive Plans") and a Rollover Stock Option Plan (the "Rollover Plan"; together with the Management Incentive Plans, the "Plans") for the purpose of aligning the interests of the Company's directors, Executive Officers and employees with those of the Stockholders and to enable the Company to attract, compensate and retain directors, Executive Officers and employees and provide them with appropriate incentives and rewards for their performance. The existence of the Management Incentive Plans should enable the Company to compete more effectively for the services of such individuals. The Rollover Plan was established for the purpose of granting options and corresponding rights to purchase Common Shares in replacement of former Trust share options. Each Plan provides for administration by a committee of two or more non-employee directors established for such purpose.

     Awards to directors, Executive Officers and other employees under the Plans may take the form of stock options, including corresponding stock appreciation rights and reload options. Under the Management Incentive Plans, the Company may also provide restricted stock awards, stock purchase awards and stock purchase loans to enable Management Incentive Plan participants to pay for stock purchase awards. The maximum number of Common Shares that may be the subject of awards under the Plans is 2,538,113 shares.

     Options to acquire 1,367,067 Common Shares have been granted under the Management Incentive Plans to directors, Executive Officers and employees of the Company. None of such options have been exercised through December 31, 2001. At December 31, 2001, an aggregate of 590,687 options were outstanding for 21 individuals under the Management Incentive Plans. Options to purchase 663,113 Common Shares were granted under the Rollover Plan at the closing of the Merger principally to certain Executive Officers and directors of the Company. Messrs. Lynford, Lowenthal, Germain and Strong each received options under the Rollover Plan to purchase 226,352, 226,352, 19,257 and 20,312 Common Shares, respectively, which options represent replacement options for Trust share options. Effective December 31, 2001, options to purchase 113,176 Common Shares issued pursuant to the Rollover Plan held by Mr. Lowenthal were cancelled in connection with the Separation Agreement, resulting in 549,937 options outstanding under the Rollover Plan at December 31, 2001.

     In addition to options, 382,167 restricted Common Shares have been granted under the Management Incentive Plans to 12 individuals, including Executive Officers and employees of the Company, of which 317,997 of such restricted Common Shares are reported as treasury stock at December 31, 2001 in the Company's consolidated balance sheet.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Bernstein, Crocker, Frary, Frucher and Germain, none of whom is, or has been, an officer or employee of the Company. Mr. Lynford, the Company's Chairman of the Board, and Mr. Lowenthal, the Company's former President and Chief Executive Officer, each serve on the board of trustees of EQR, of which Mr. Crocker is the Chief Executive Officer and a trustee.

CERTAIN TRANSACTIONS

           In May 2000, the Company privately placed with a subsidiary of EQR 1,000,000 8.25% Convertible Trust Preferred Securities, representing beneficial interests in the assets of WRP Convertible Trust I, a Delaware statutory business trust which is a consolidated subsidiary of the Company, with an aggregate liquidation amount of $25,000,000 (the "Convertible Trust Preferred Securities"). The Convertible Trust Preferred Securities are convertible into 1,123,696 Common Shares at $22.248 per share and are redeemable in whole or in part by the Company on or after May 30, 2002. EQR can require redemption on or after May 30, 2012 unless the Company exercises one of its two five-year extensions (subject to an interest adjustment to the then prevailing market rates if higher than 8.25% per annum). The redemption rights are subject to certain other terms and conditions contained in the related agreements.

     Additionally, EQR owns 169,903 Class A-1 Common Shares which are convertible into 169,903 Common Shares. EQR also had a 14.15% interest in the Company's residential project in Denver, Colorado at December 31, 2001 and 2000. Furthermore, EQR provides credit enhancement related to a certain tax-exempt bond issue, for which the Company paid it fees of approximately $81,000, $92,000 and $79,000 during 2001, 2000 and 1999, respectively. Such credit enhancement had previously been provided by the Trust prior to the merger with EQR in May 1997. Messrs. Lynford and Lowenthal are trustees of EQR and Mr. Crocker is the Chief Executive Officer and a trustee of EQR.

     The Company has direct and indirect investments in a real estate information and database company, Reis, a leading provider of real estate market information to institutional investors. At December 31, 2001 and 2000 the Company's aggregate investment in Reis, which is accounted for under the cost method, was $6,575,000, or 22% of Reis' equity on an as converted basis. A portion of the investment is held directly by the Company and the remainder is held by Reis Capital Holdings, LLC ("Reis Capital"), a company which was organized to hold this investment (the Reis Capital investment was transferred from Second Holding Company, LLC ("Second Holding")). The Company has an approximate 51.1% non-controlling interest in Reis Capital at December 31, 2001.

     A summary of the Company's direct and indirect investments in Reis follows:



                                                                                      REIS CAPITAL
                                                                DIRECT AND   ---------------------------
                                                                 INDIRECT       AMOUNTS
                                                                 COMPANY      INVESTED BY       TOTAL
                                                                OWNERSHIP    OTHER PARTNERS   INVESTMENT
                                                                ---------    --------------   ----------
Notes purchased through Reis Capital during 1998
   converted to Series A Preferred shares in April 2000 (A)    $2,555,000      $2,445,000     $5,000,000
Notes purchased through Reis Capital during 1999
   converted to Series B Preferred shares in April 2000 (B)       766,000         734,000      1,500,000
Accrued interest on above notes converted to Series C
   Preferred shares in April 2000 (C) .....................       466,000         447,000        913,000
Series C Preferred shares purchased directly in April
   2000 (D) ...............................................     2,022,000
Series C Preferred shares purchased through Reis Capital
   in April 2000 (E) ......................................       766,000         734,000      1,500,000
                                                               ----------      ----------     ----------
Total investment ..........................................    $6,575,000      $4,360,000     $8,913,000
                                                               ==========      ==========     ==========

----------

     All preferred series have an 8% cumulative dividend; no dividends have been declared or paid since issuance.
(A) Issued 50,000 preferred shares at $100 per share; convertible into common shares at $1.76 per share.
(B) Issued 15,000 preferred shares at $100 per share; convertible into common shares at $3.00 per share.
(C) Issued 9,120 preferred shares at $100 per share; convertible into common shares at $4.00 per share.
(D) Issued 20,220 preferred shares at $100 per share; convertible into common shares at $4.00 per share.
(E) Issued 15,000 preferred shares at $100 per share; convertible into common shares at $4.00 per share.



     Mr. Lynford is the brother of the President of Reis. Mr. Lowenthal was appointed to the board of directors of Reis during the third quarter of 2000. At the time of the April 2000 investments noted above, the management of Reis offered certain persons the opportunity to make an individual investment in Reis, including, but not limited to, certain directors and officers of the Company who purchased an aggregate of $410,000 of Series C Preferred shares on the same terms as the other Series C Preferred shares. Such purchases include those which were made by Messrs. Lowenthal, Du Bois, Frary and Strong. The investments of the Company's officers and directors together with shares of common stock previously held by Mr. Lynford represent approximately 3.5% of Reis' equity, on an as converted basis. Additionally, a company controlled by the Chairman of EQR purchased Series C Preferred shares with a 4.5% converted interest for a cost of $2,000,000. The chief executive officer of EQR (Mr. Crocker) is a director of the Company. The Chairman and directors who have invested directly in Reis have and will continue to recuse themselves from any investment decisions made by the Company pertaining to Reis. All of the above preferred share transactions took place on the same date upon the completion of a capital restructuring of Reis.

     The following is a summary of investments in Reis made during 1998, 1999 and 2000:

Company:
   Direct.....................................      $  2,022,000
   Through Reis Capital.......................         4,553,000
                                                    ------------
      Total Company investment................         6,575,000
Others:
   Partners in Reis Capital...................         4,360,000
   Officers and directors of the Company......           410,000*
   Institutional companies....................         4,500,000*
   Individuals................................           420,000*
                                                    ------------
      Total 1998, 1999 and 2000 investments...      $ 16,265,000
                                                    ============

----------

 *All investments are in Series C Preferred shares.

     The aggregate amounts raised have been utilized by Reis to carry out its business plan to expand the number of real estate markets covered by its services, move to an internet-based delivery system to its customers and to increase marketing of its products to expand its customer base. Since the April 2000 capital raise, it has introduced a new product line, utilizing its database information to meet underwriting and valuation requirements of real estate professionals for multi-asset transactions. Reis is currently in the process of attempting to raise up to an additional $2,000,000 from the same institutional investors holding the Series C Preferred shares, including the Company. The purpose is to accelerate the introduction of its new product line, develop a new product related to its existing business and for general corporate purposes.

     Second Holding, which has the same owners as Reis Capital, uses the services of Reis in making investment decisions. Second Holding incurred fees to Reis of $360,000 in connection with such services for each of the years ended December 31, 2001, 2000 and 1999. The Company pays one-half of such fees. For 2002, the fees have been reduced to $240,000 per year, with the Company continuing to pay one-half.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement of Auditing Standards No. 61 (COMMUNICATION WITH AUDIT COMMITTEES). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), and considered the compatibility of nonaudit services with the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal year 2001.

CONCLUSION

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, that the Company's current independent auditors remain as its independent auditors for the fiscal year ending December 31, 2002.

     The foregoing report has been furnished by the Audit Committee.

March 12, 2002

                  Martin Bernstein          Meyer S. Frucher
                  Richard S. Frary          Mark S. Germain, Chairman

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and adopts compensation plans, programs and policies and monitors the performance and compensation of Executive Officers.

     The key elements of the Company's executive compensation package are base salary, minimum bonus, incentive bonus and long-term incentives. The policies with respect to each of these elements are discussed below.

COMPENSATION PHILOSOPHY

     The Compensation Committee seeks to enhance the profitability of the Company, and thus Stockholder value, by aligning closely the financial interests of the Company's Executive Officers with those of its Stockholders. The Compensation Committee believes that the Company's compensation program should:

     o Emphasize stock ownership and, thereby, tie long-term compensation to increases in Stockholder value.

     o    Enhance  the  Company's   ability  to  attract  and  retain  qualified
          Executive Officers.

     o    Stress teamwork and overall Company results.

BASE SALARY AND MINIMUM BONUSES

     Base salaries and minimum bonuses for Executive Officers are determined by evaluating the responsibilities of the position held and the experience and qualifications of the individual, with reference to the competitive marketplace for Executive Officers at certain other similar companies. The Company believes that the base salaries and minimum bonuses for its Executive Officers are equal to or less than the average minimum compensation for Executive Officers at such other similar companies.

ANNUAL INCENTIVE BONUS

     Pursuant to their employment agreements, in addition to base salaries and minimum bonuses, each of the Executive Officers is entitled to be considered for incentive compensation amounts to be determined by the Compensation Committee.

     The incentive bonuses awarded reflect the financial and strategic successes which the Company achieved in 2001 including the commencement of condominium sales at the Silver Mesa phase of the Palomino Park project, sales of five of the seven assets acquired in the 1998 merger with Value Property Trust, achieving a lower state and local effective income tax rate, renegotiations with our joint venture partners in the Wellsford/Whitehall and Second Holding investments as well as each respective Executive Officer's time and effort during the year.

LONG-TERM INCENTIVE

     Long-term incentives are designed to align the interests of the Executive Officers with those of the Stockholders. In awarding grants of restricted Common Shares to Executive Officers and granting them options to purchase Common Shares, consideration is given to the long-term incentives previously granted to them.

     Share options will generally be granted with an exercise price equal to the fair market value of the Common Shares and vest and become exercisable over a period of years based upon continued employment. This is intended to create Stockholder value over the long term since the full benefit of the compensation package cannot be realized unless share price appreciation occurs over a number of years.

     Grants of restricted Common Shares also form a part of the Company's long-term incentive package. Typically, some portion of such grants will vest annually over a period of several years if the Executive Officer remains employed by the Company. In making grants of restricted Common Shares, the Compensation Committee will consider and give approximately equal weight to an individual's scope of responsibilities, experience, past contributions to the Company and anticipated contributions to the Company's long-term success.

     Another component of the Company's long-term incentive package may include making loans to Executive Officers for the purchase of Common Shares. These loans typically will be secured by the Common Shares purchased and otherwise will be non-recourse. The loans may be interest-free and may be forgiven in whole or in part over time provided that the Executive Officer remains employed by the Company. In making share loans, the Compensation Committee will consider the same factors it considers in making grants of restricted Common Shares. No such loans were granted during the years ended December 31, 2001 and 2000.

     The Compensation Committee believes that stock options, grants of restricted stock, allocations of or portions of incentive-based compensation from joint venture investments and loans to purchase stock promote loyalty to the Company and encourage recipients to coordinate their interests with those of the Stockholders. The Compensation Committee may consider additional types of long-term incentives in the future.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD

     Mr. Lowenthal's and Mr. Lynford's compensation is determined pursuant to the principles noted above and as set forth in their employment agreements. Specific consideration has been given to their qualifications, responsibilities and experience in the real estate industry, and the compensation package awarded to the most senior executive officers of other comparable companies with similar market capitalization. The Company believes that Mr. Lowenthal's and Mr. Lynford's compensation as set forth in their employment agreements are equal to or less than the average base salaries for comparable senior officers of such other similar companies.

           It is the responsibility of the Compensation Committee to address the issues raised by the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Company. At this time, it is not generally anticipated that any Executive Officer will receive any such compensation in excess of this limit. Therefore, the Compensation Committee has not taken any action to comply with the limit.

CONCLUSION

     Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and Company performance and the creation of Stockholder value. However, periodic business cycle fluctuations may result in an imbalance for a particular period.

     The foregoing report has been furnished by the Compensation Committee.

December 7, 2001

                  Martin Bernstein          Meyer S. Frucher
                  Douglas Crocker II        Mark S. Germain
                  Richard S. Frary

                      COMMON SHARE PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total Stockholder return on the Common Shares for the period commencing May 30, 1997 through December 31, 2001 with the cumulative return total on the Russell 2000 Index ("Russell 2000") and the Company's peer group for the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Russell 2000, in the Company's peer group and in the Common Shares on May 30, 1997, and (ii) reinvestment of dividends, which have not been paid by the Company. The total return for the Common Shares since May 1997 is approximately -7.3% versus approximately -22.4% for the Company's peer group and approximately 36.7% for the Russell 2000. The Company's peer group consists of LNR Property Group, Inc., Capital Trust, Inc., Crescent Operating, Inc., Excel Legacy Corporation and Stratus Properties, Inc.

[GRAPH]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                    WRP        PEER GROUP    RUSSELL 2000
                    ---        ----------    ------------
05/30/97        $   100.00     $   100.00     $   100.00
12/31/97        $   151.70     $   186.86     $   115.66
12/31/98        $   100.12     $    85.91     $   113.07
12/31/99        $    82.52     $    76.84     $   137.22
12/31/00        $    76.46     $    73.67     $   133.23
12/31/01        $    92.72     $    77.59     $   136.72

     Since the Company did not commence operations until May 30, 1997, the date of the Merger, no data prior to that date is utilized.

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors on the recommendation of the Audit Committee has appointed the firm of Ernst & Young LLP, the Company's independent public accountants for the fiscal year ended December 31, 2001, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. A proposal to ratify this appointment is being presented to the Stockholders at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

     During the fiscal year ended December 31, 2001, Ernst & Young LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

     a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q were $159,500.

     b) Audit Related Fees: Aggregate fees billed for services rendered to the Company for consents issued relating to registration statements filed during the year ending December 31, 2001 were $20,500.

     c) Financial Information Systems Design and Implementation Fees: The Company did not and does not expect to engage Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

     d) All Other Fees: The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees," "Audit Related Fees" and "Financial
          Information Systems Design and Implementation Fees" represented principally tax return preparation, other tax compliance and tax consulting services which aggregated $197,000 for the fiscal year ended December 31, 2001.

     The Audit Committee has determined that the provision of services covered in (d) above are compatible with maintaining the independence of Ernst & Young LLP.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                              --------------------

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent Stockholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were in compliance with the filing requirements with respect to transactions during 2001.

                             STOCKHOLDERS PROPOSALS

     Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 2003 must be received by the Company at its principal executive offices no later than December 5, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     In addition, the Bylaws of the Company provide that in order for a Stockholder to nominate a candidate for election as a director at an annual meeting of Stockholders or propose business for consideration at such a meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting.

                         FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report for the fiscal year ended December 31, 2001, including financial statements, has been concurrently sent to the Stockholders. The Annual Report is not a part of the proxy solicitation materials. Additional copies of the Company's Annual Report and Form 10-K for the year ended December 31, 2001, as filed with the SEC, may be obtained without charge by contacting Stasia Ananson at the Company's principal executive offices at 535 Madison Avenue, New York, NY 10022.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with Stockholders or their personal representatives. MacKenzie Partners, Inc. has been retained to assist in the solicitation of proxies for a fee not to exceed $3,000 plus reimbursement of out-of-pocket expenses. No officer or director of the Company has an interest in, or is related to any principal of, MacKenzie Partners, Inc.

                                  OTHER MATTERS

     The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

                              --------------------

                                      PROXY

                         WELLSFORD REAL PROPERTIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      THIS PROXY IS SOLICITED BY MANAGEMENT

     The undersigned stockholder of Wellsford Real Properties, Inc., a Maryland corporation (the "Company"), hereby appoints Jeffrey H. Lynford as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 28, 2002 at 9:30 a.m. at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

     1. The election of the following persons as Directors of the Company to serve for the term set forth in the accompanying Proxy Statement.

Jeffrey H. Lynford              Douglas Crocker II               Mark S. Germain

                    / / FOR all nominees

                    / / WITHHELD as to all nominees


                      ------------------------------------

                    / / FOR all nominees except as noted above:

     2. The ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

 /  /  FOR                     /  /  WITHHELD                     /  /  ABSTAIN

     3. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.



                    / / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                    / / MARK HERE IF YOU PLAN TO ATTEND THE MEETING

   Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

                    Please sign exactly as name appears hereof and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                    Dated: __________________, 2002


                    ------------------------------
                    Signature

                    ------------------------------
                    Signature